                                                                 EXHIBIT "OTHER"

                               POWERS OF ATTORNEY


      The undersigned does hereby constitute and appoint Joseph J. McBrien, Michael Gillespie and Stuart M. Strauss, and each of them, each with full power of substitution, his/her true and lawful attorneys and agents to execute in his/her name, place and stead, in his/her capacity as trustee or officer, or both, of The Select Sector SPDR Trust (the "Trust"), the Registration Statement of the Trust on Form N-1A, and any and all amendments thereto, and any and all other documents necessary or incidental in connection therewith, making such changes as the person(s) so acting deems appropriate, and to file the same with the United States Securities and Exchange Commission.

      SIGNATURE                       TITLE                         DATE
      ---------                       -----                         ----
/s/ E. Davis Hawkes, Jr.            Treasurer and             October 26, 1998
---------------------------         Assistant Secretary
E. Davis Hawkes, Jr.

/s/ John W. English                 Trustee                   October 26, 1998
---------------------------
John W. English

/s/ George R. Gaspari               Trustee                   October 26, 1998
---------------------------
George R. Gaspari

/s/ Burton G. Malkiel               Trustee                   October 26, 1998
---------------------------
Burton G. Malkiel

/s/ Ernest J. Scalberg              Trustee                   October 26, 1998
---------------------------
Ernest J. Scalberg

/s/ Charles Tschampion              Trustee                   October 26, 1998
---------------------------
R. Charles Tschampion

/s/ Cheryl Burgermeister            Trustee                   October 26, 1998
---------------------------
Cheryl Burgermeister